                    ENTERGY CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 1996
                                (Unaudited)
                                                                                               Adjustments to Reflect
                                                                                                Transactions Proposed
                                                                              ------------------------------------------------------
                                                                                    Before           In Present           After
                                  ASSETS                                          Transaction          Filing          Transaction
                                                                                   ---------         ---------          ---------
                                                                                                 (In Thousands)


Utility Plant:
  Electric                                                                    $    22,588,066                     $     22,588,066
  Plant acquisition adjustment - Entergy Gulf States, Inc.                            459,492                              459,492
  Electric plant under leases                                                         678,658                              678,658
  Property under capital leases - electric                                            149,863                              149,863
  Natural gas                                                                         168,136                              168,136
  Steam products                                                                       79,701                               79,701
  Construction work in progress                                                       464,888                              464,888
  Nuclear fuel under capital leases                                                   276,308                              276,308
  Nuclear fuel                                                                         61,212                               61,212
                                                                                    ---------         ---------          ---------
           Total                                                                   24,926,324                           24,926,324
  Less - accumulated depreciation
   and amortization                                                                 8,699,397                            8,699,397
                                                                                    ---------         ---------          ---------
           Utility plant - net                                                     16,226,927                           16,226,927
                                                                                    ---------         ---------          ---------
Other Property and Investments:
  Decommissioning trust funds                                                         318,088                              318,088
  Other                                                                               459,489                              459,489
                                                                                    ---------         ---------          ---------
           Total                                                                      777,577                              777,577
                                                                                    ---------         ---------          ---------
Current Assets:
  Cash and cash equivalents:
    Cash                                                                               99,309                               99,309
    Temporary cash investments - at cost,
      which approximates market                                                       447,294                              447,294
    Special deposits                                                                   60,824                               60,824
                                                                                    ---------         ---------          ---------
           Total cash and cash equivalents                                            607,427                              607,427
  Notes receivable                                                                      1,332                                1,332
  Accounts receivable:
    Customer (less allowance for
      doubtful accounts of $8.4 million)                                              458,357                              458,357
    Other                                                                              73,380                               73,380
    Accrued unbilled revenues                                                         373,114                              373,114
  Deferred fuel                                                                        92,543                               92,543
  Fuel inventory - at average cost                                                    122,610                              122,610
  Materials and supplies - at average cost                                            345,833                              345,833
  Rate deferrals                                                                      440,816                              440,816
  Prepayments and other                                                               129,810                              129,810
                                                                                    ---------         ---------          ---------
            Total                                                                   2,645,222                            2,645,222
                                                                                    ---------         ---------          ---------
Deferred Debits and Other Assets:
 Regulatory Assets:
  Rate deferrals                                                                      507,824                              507,824
  SFAS 109 regulatory asset - net                                                   1,206,786                            1,206,786
  Unamortized loss on reacquired debt                                                 222,264                              222,264
  Other regulatory assets                                                             378,088                              378,088
 Long-term receivables                                                                218,246                              218,246
 Citipower license (net of $11.5 million of amortization)                             609,027                              609,027
 Other                                                                                352,129                              352,129
                                                                                    ---------         ---------          ---------
            Total                                                                   3,494,364                            3,494,364
                                                                                    ---------         ---------          ---------
            TOTAL                                                                $ 23,144,090        $        -        $23,144,090
                                                                                    =========         =========          =========

                    ENTERGY CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 1996
                                (Unaudited)
                                                                                                Adjustments to Reflect
                                                                                                Transactions Proposed
                                                                                    --------------------------------------------
                                                                                    Before           In Present           After
                      CAPITALIZATION AND LIABILITIES                              Transaction          Filing          Transaction
                                                                                   ---------         ---------          ---------
                                                                                                 (In Thousands)


Capitalization:
  Common stock, $.01 par value, authorized
    500,000,000 shares; issued 231,455,342
    shares                                                                    $         2,315                         $      2,315
  Paid-in capital                                                                   4,240,038                            4,240,038
  Retained earnings                                                                 2,406,339                            2,406,339
  Cumulative foreign currency translation adjustment                                   20,670                               20,670
  Less - treasury stock (1,973,468 shares)                                             59,627                               59,627
                                                                                    ---------         ---------          ---------
          Total common shareholders' equity                                         6,609,735                            6,609,735

  Subsidiary's preference stock                                                       150,000                              150,000
  Subsidiaries' preferred stock:
     Without sinking fund                                                             490,955                              490,955
     With sinking fund                                                                221,986                              221,986
Company-obligated manditorily redeemable
     preferred securities of subsidiary trust holding
     soley junior subordinated deferrable debentures                                  130,000                              130,000
  Long-term debt                                                                    7,642,768                            7,642,768
                                                                                    ---------         ---------          ---------
          Total                                                                    15,245,444                           15,245,444
                                                                                    ---------         ---------          ---------
Other Noncurrent Liabilities:
  Obligations under capital leases                                                    275,323                              275,323
  Other                                                                               372,787                              372,787
                                                                                    ---------         ---------          ---------
          Total                                                                       648,110                              648,110
                                                                                    ---------         ---------          ---------
Current Liabilities:
  Currently maturing long-term debt                                                   355,305                              355,305
  Notes payable                                                                       120,692                              120,692
  Accounts payable                                                                    429,018                              429,018
  Customer deposits                                                                   152,551                              152,551
  Taxes accrued                                                                       433,975                              433,975
  Accumulated deferred income taxes                                                    85,186                               85,186
  Interest accrued                                                                    181,394                              181,394
  Dividends declared                                                                   10,475                               10,475
  Obligations under capital leases                                                    151,204                              151,204
  Other                                                                               132,127                              132,127
                                                                                    ---------         ---------          ---------
          Total                                                                     2,051,927                            2,051,927
                                                                                    ---------         ---------          ---------
Deferred Credits:
  Accumulated deferred income taxes                                                 3,649,399                            3,649,399
  Accumulated deferred investment tax credits                                         594,969                              594,969
  Other                                                                               954,241                              954,241
                                                                                    ---------         ---------          ---------
          Total                                                                     5,198,609                            5,198,609
                                                                                    ---------         ---------          ---------
          TOTAL                                                                   $23,144,090        $        -        $23,144,090
                                                                                   ==========         =========         ==========

                    ENTERGY CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                (Unaudited)
                                                                                                Adjustments to Reflect
                                                                                                Transactions Proposed
                                                                                ----------------------------------------------------
                                                                                    Before           In Present           After
                                                                                  Transaction          Filing          Transaction
                                                                                   ---------         ---------          ---------
                                                                                                 (In Thousands)


Operating Revenues:
  Electric                                                                    $     6,431,323                       $    6,431,323
  Natural gas                                                                         135,997                              135,997
  Steam Products                                                                       59,713                               59,713
  Nonregulated and foreign energy-related businesses                                  392,627                              392,627
                                                                                    ---------         ---------          ---------
       Total                                                                        7,019,660                            7,019,660
                                                                                    ---------         ---------          ---------
Operating Expenses:
  Operation and maintenance:
     Fuel and fuel-related expenses
        and gas purchased for resale                                                1,642,273                            1,642,273
     Purchased power                                                                  605,828                              605,828
     Nuclear refueling outage expenses                                                 52,344                               52,344
     Other operation and maintenance                                                1,566,178                            1,566,178
  Depreciation, amortization, and decommissioning                                     763,575                              763,575
  Taxes other than income taxes                                                       342,870                              342,870
  Income taxes                                                                        372,423                              372,423
  Rate deferrals                                                                      (34,842)                             (34,842)
  Amortization of rate deferrals                                                      421,152                              421,152
                                                                                    ---------         ---------          ---------
        Total                                                                       5,731,801                            5,731,801
                                                                                    ---------         ---------          ---------
Operating Income                                                                    1,287,859                            1,287,859
                                                                                    ---------         ---------          ---------
Other Income (Deductions):
  Allowance for equity funds used
   during construction                                                                 10,329                               10,329
  Write-off of River Bend rate deferrals                                             (194,498)                            (194,498)
  Miscellaneous - net                                                                  74,484                               74,484
  Income taxes                                                                         (6,933)                              (6,933)
                                                                                    ---------         ---------          ---------
        Total                                                                        (116,618)                            (116,618)
                                                                                    ---------         ---------          ---------
Interest Charges:
  Interest on long-term debt                                                          666,760                              666,760
  Other interest - net                                                                 51,961                               51,961
  Dividends on preferred securities                                                     1,947                                1,947
  Allowance for borrowed funds used
   during construction                                                                 (8,685)                              (8,685)
  Preferred dividend requirements                                                      74,359                               74,359
                                                                                    ---------         ---------          ---------
        Total                                                                         786,342                              786,342
                                                                                    ---------         ---------          ---------
Net Income                                                                        $   384,899        $        -        $   384,899
                                                                                    =========         =========          =========

                   ENTERGY CORPORATION AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                  TWELVE MONTHS ENDED SEPTEMBER 30, 1996
                                (Unaudited)
                                                                                              Adjustments to Reflect
                                                                                              Transactions Proposed
                                                                             -------------------------------------------------------
                                                                                     Before           In Present           After
                                                                                  Transaction          Filing          Transaction
                                                                                   ---------         ---------          ---------
                                                                                                 (In Thousands)
                             RETAINED EARNINGS

Retained Earnings - Beginning of period                                       $     2,431,020                        $   2,431,020
Add
  Net Income                                                                          384,899                              384,899
                                                                                    ---------         ---------          ---------
               Total                                                                2,815,919                            2,815,919
                                                                                    ---------         ---------          ---------

  Deduct:
   Dividends declared on common stock                                                  410,394                             410,394
   Capital stock and other expenses                                                      (814)                                (814)
                                                                                    ---------         ---------          ---------
               Total                                                                  409,580                              409,580
                                                                                    ---------         ---------          ---------

Retained Earnings - End of period                                             $     2,406,339        $        -        $ 2,406,339
                                                                                    =========         =========          =========

                              PAID-IN CAPITAL

Paid-in Capital - Beginning of period                                         $     4,201,435                          $ 4,201,435
  Add:
    Gain/(Loss) on the reacquisition of
         preferred stock and others                                                     2,291                                2,291
    Issuance of stock related to ESIP                                                  (3,002)                              (3,002)
    Common stock issuance                                                              36,857                               36,857
                                                                                    ---------         ---------          ---------
            Total                                                                      36,146                               36,146
                                                                                    ---------         ---------          ---------
  Deduct:
     Capital stock discounts and other expenses - net                                  (2,457)                              (2,457)
                                                                                    ---------         ---------          ---------
            Total                                                                      (2,457)                              (2,457)
                                                                                    ---------         ---------          ---------
Paid-in Capital - End of period                                               $     4,240,038        $        -        $ 4,240,038
                                                                                    =========         =========          =========